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                                                                    EXHIBIT 99.1

(BW)(VA-STAR-SCIENTIFIC)(STSI) Star Scientific to Sell Cigarette Division to North Atlantic Trading Company

     Business Editors

     CHESTER, Va.--(BUSINESS WIRE)--Feb. 18, 2003--Star Scientific, Inc. (NASDAQ: STSI) announced that it has agreed to sell the cigarette business operated by its wholly owned subsidiary, Star Tobacco, Inc., to North Atlantic Trading Company, Inc. for $80 million in cash, subject to certain adjustments as described in the asset purchase agreement.

     The asset purchase agreement, which was signed this morning after unanimous approval by both companies' boards, provides for the sale of substantially all of the assets and certain liabilities that relate to the company's manufacturing and marketing of its four cigarette brands. Sales of those brands traditionally have generated the majority of the company's revenues.

     Since Star Scientific has received the required written approval of this transaction by the holders of a majority of the outstanding shares of its common stock, a meeting of all stockholders is not necessary. An information statement describing the sale of the cigarette business will be mailed to stockholders at least 20 days prior to the closing. Star and NATC expect that the transaction will close during the second quarter of 2003, subject to conditions outlined in the agreement, which include NATC's ability to obtain financing for the purchase.

     Star Scientific's cigarette and moist snuff manufacturing facility in Petersburg, VA will be transferred as part of the transaction, as will the equipment and property of Star Tobacco's Chester, Virginia sales and administrative offices. The Star Tobacco sales force that has been focused on cigarette sales will be given offers of employment by the purchaser, as will approximately 90 other Star Tobacco employees. To recognize longevity and loyalty among Star Tobacco employees, NATC will establish a $2 million retention fund for employees who remain with NATC one year after the purchase.

     Star Scientific will retain its other core businesses and assets, which include its leaf sales, licensing and smokeless tobacco product businesses; its Bethesda, MD offices, its Chase City tobacco processing facility and recently expanded Ariva(TM) manufacturing facilities; the StarCured(TM) tobacco curing equipment and barns; and its rights to eight product and process patents to which it is the exclusive licensee.

     Star also will retain the escrow deposits it has made under the Tobacco Master Settlement Agreement (MSA) and related state statutes, which total approximately $33.4 million, in addition to its obligation to make escrow deposits

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based on cigarette sales up through the date of completion of the sale.

     Jonnie R. Williams, Star's founder and CEO, noted, "Star Scientific has been built on the platform of the patented StarCured(TM) tobacco curing technology. The cigarette business has provided the cash flow that was essential to the development of both the StarCured(TM) process and our very low-TSNA smokeless tobacco products. Our vital partnership with the flue-cured tobacco growers who participate in our contractual curing program also has been a critical factor in our growth."

     Paul L. Perito, the company's Chairman, President and COO, commented, "During the past two years we have shifted our focus to the development of smoke-free tobacco products like Ariva(TM) that are made with StarCured(TM) very low-TSNA tobacco. Respected scientists worldwide acknowledge that TSNAs are among the most powerful cancer-causing agents in tobacco leaf and smoke. This purchase agreement gives us the opportunity to achieve our goal to exit the smoked tobacco business, and to continue to concentrate on sublicensing agreements for the StarCured(TM) technology, as well as on leaf sales, particularly those we continue to transact with Brown & Williamson Tobacco Corporation (B&W)." NATC has agreed to sign a licensing agreement at closing relating to its use of low-TSNA tobacco in its tobacco product.

     Effective January 1, 2003 Star and B&W terminated the manufacturing agreement under which B&W had manufactured a portion of Star Tobacco's cigarettes since 1999. Because of previously announced changes in its cigarettes, Star's Petersburg, Virginia facility is now able to produce cigarettes at a lower cost than in 2002.

     McColl Partners, LLC is acting as financial advisor to Star Scientific in connection with this transaction. McColl Partners was founded by Hugh McColl, former Chairman and CEO of Bank of America.

     This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates", "believes", "estimates", "expects", "plans", "intends" and similar expressions. These statements reflect the Company's current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.

     These risks, uncertainties and contingencies include, without limitation, the challenges inherent in new product development initiatives particularly in the smokeless tobacco area, the uncertainties inherent in the progress of scientific research, the risk that the sale of the cigarette business may not be completed, the Company's ability to raise the capital necessary to grow its business, potential disputes concerning the Company's intellectual property, risks associated with litigation regarding such intellectual property, potential delays in obtaining any necessary government approvals of the Company's low-TSNA

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tobacco products, market acceptance of the Company's new smokeless tobacco products, competition from companies with greater resources than the Company, the Company's decision not to join the Master Settlement Agreement ("MSA"), the effect of state statutes adopted under the MSA and any subsequent modification of the MSA, the Company's dependence on key employees and on its strategic relationships with Brown & Williamson Tobacco Corporation. The impact of potential litigation, if initiated against or by individual states that have adopted the MSA, could be materially adverse to the Company.

     See additional discussion under "Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission, available at http://www.sec.gov/. The Company undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

     About Star Scientific

     Star Scientific is a technology-oriented tobacco company with a toxin reduction mission. It is engaged in the development of tobacco products that deliver fewer carcinogenic toxins (principally tobacco specific nitrosamines, or TSNAs), through the utilization of the innovative StarCured(TM) tobacco curing technology, and in sublicensing that technology to others. Star Scientific has a Corporate and Sales Office in Chester, VA, an Executive, Scientific & Regulatory Affairs office in Bethesda, MD, and manufacturing and processing facilities in Petersburg and Chase City, VA

     See Star's website at: http://www.starscientific.com/.

     --30--PS/ch*

     CONTACT: Star Scientific
              Sara Troy Machir, 301/654-8300
              Christopher G. Miller, 804/530-0535

     KEYWORD: VIRGINIA
     INDUSTRY KEYWORD: RETAIL FOODS/BEVERAGES PHARMACEUTICAL MEDICAL ADVERTISING/MARKETING MERGERS/ACQ
     SOURCE: Star Scientific

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